SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING  2/28/2007
FILE NUMBER 811-2729
SERIES NO.: 8

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Institutional Class                                              $ 40,406
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Private Investment Class                                         $ 12,841
       Personal Investment Class                                        $    635
       Cash Management Class                                            $ 16,638
       Reserve Class                                                    $    482
       Resource Class                                                   $  7,825
       Corporate Class                                                  $    700

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Institutional Class                                                0.0258
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Private Investment Class                                           0.0243
       Personal Investment Class                                          0.0230
       Cash Management Class                                              0.0254
       Reserve Class                                                      0.0214
       Resource Class                                                     0.0250
       Corporate Class                                                    0.0256

74U. 1 Number of shares outstanding (000's Omitted)
       Institutional Class                                             1,495,360
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Private Investment Class                                          575,477
       Personal Investment Class                                          22,120
       Cash Management Class                                             692,134
       Reserve Class                                                      24,876
       Resource Class                                                    318,812
       Corporate Class                                                    14,386